ALEXANDER & BALDWIN, INC. RETIREMENT PLAN FOR
OUTSIDE DIRECTORS

AMENDMENT NO. 1

The Alexander & Baldwin, Inc. Retirement Plan for Outside Directors, effective June 29, 2012, hereinafter referred to as the “Plan”, is hereby amended effective March 1, 2013, as follows:

1.           The last sentence in Appendix A, item #2, shall be deleted and replaced with the following:

“The after-tax equivalent rate shall be determined by multiplying the discount rate in use by the A&B Retirement Plan for Salaried Employees of A&B, LLC by the excess of 100% over the effective marginal tax rate declared by the Administrative Committee.”

2.           Item #3 in Appendix A shall be deleted in its entirety and replaced with the following:

“The Administrative Committee shall declare the effective marginal tax rate at the beginning of each year.”

IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Amendment to be executed on its behalf by its duly authorized officers on this 26th day of February, 2013.

ALEXANDER & BALDWIN, INC.

By: /s/ Son-Jai Paik______________
       Its Vice President

By: /s/ Alyson Nakamura__________
                                                                                                                       Its Secretary